EXHIBIT 99.1

Friday, October 30, 2009

Left Behind Games Inc. – CEO Update

Dear Shareholders,

Here is an update about two important matters:

Increase of Authorized Shares

Today, we filed with the SEC a preliminary 14C information statement wherein one of the things we reported is that holders of a majority of our voting securities approved and authorized the increase of our authorized shares of common stock from 1.2 billion to 3 billion. The increase in authorized capital will not affect the relative rights or privileges of our common stock stockholders. The newly authorized common stock will have the same rights as the presently authorized shares of common stock. The stockholders of the Company do not have any preemptive rights with respect to any of the presently authorized but unissued shares of common stock of the Company.

The purpose of increasing the authorized is twofold.  First, as a result of the forward stock split on October 13th, the Company has 971,467,844 shares of common stock issued and outstanding – close to our maximum of 1.2 billion shares of common stock currently authorized. Second, the proposed increase in the number of authorized shares of common stock should give the Company the necessary shares of common stock to use in connection with current and future capital raise transactions, use in employee benefit plans, acquisitions, mergers and other corporate purposes and transactions.  However, there are no proposed transactions or issuances as of the date of this letter.

Selling of Stock

I want to also notify stockholders that after serving as CEO of the Company for seven years and after much personal sacrifice to sustain and grow the Company -- oftentimes without any compensation -- I have decided that it would be best for the Company and our constant focus on reducing overhead costs that, effective November 1st, I forego my salary and in lieu thereof, periodically sell my stock into the market place as permitted under the securities laws.  I do not wish to convey any negative feelings about our company as I remain committed and hopeful about our future as we introduce responsible, Christian-themed games into the video game industry. Quite the contrary, I want to reassure our investors that I remain dedicated as always to our Company and its mission.  I just feel that the timing is right for me to sell my stock from time to time as permitted under the securities laws instead of receiving monetary compensation that would otherwise better serve the Company.

Sincerely,

Troy Lyndon

Chief Executive Officer

Left Behind Games Inc.

dba Inspired Media Entertainment

troy@inspiredmedia.com

(951) 634-5457 Direct

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.